UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): MARCH 30, 2006


                           INTERLINK ELECTRONICS, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                      0-21858                  77-0056625
(State or other jurisdiction         (Commission              (IRS Employer
     of incorporation)               File Number)            Identification No.)


          546 FLYNN ROAD, CAMARILLO, CALIFORNIA                    93012
         (Address of principal executive offices)                (Zip Code)


       Registrant's telephone number, including area code: (805) 484-8855



                                    NO CHANGE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On March 30, 2006, Interlink Electronics, Inc. (the "Company") issued a press release announcing that it will be unable to file its Annual Report on Form 10-K by March 31, 2006 as previously expected. The Company also indicated that, in the course of preparing its 2005 year-end audit, it had discovered two discrepancies in its historical financial statements that will require restatements. As a result of the delay in examining these discrepancies, Interlink will exceed the period in which to comply with applicable listing requirements. Accordingly, Interlink expects that its common stock will be delisted from Nasdaq NMS and will thereafter trade in the over-the-counter market on the "pink sheets." The Company expects to take all necessary steps to cause relisting to occur at the earliest possible opportunity. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits.

                  99.1     Press Release dated March 30, 2006.


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


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Date:  April 3, 2006.


                           INTERLINK ELECTRONICS, INC.



                           By    CHARLES C. BEST
                                ------------------------
                                 Charles C. Best
                                 Chief Financial Officer


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